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                                                                     Exhibit (k)

April 26, 2004

General American Separate Account Eleven
General American Life Insurance Company
501 Boylston Street
Boston, MA 02116

Ladies and Gentlemen:

         In my capacity as Associate General Counsel of Metropolitan Life Insurance Company, an affiliate of General American Life Insurance Company
(the "Company"), I am rendering the following opinion in connection with the filing with the Securities and Exchange Commission of an amendment to the registration statement on Form N-6 (File No. 333-73672) under the Securities Act of 1933. This Amendment to the Registration Statement is being filed with respect to individual Flexible Premium Adjustable Variable Life Insurance Policies (the "Policies") issued by General American Separate Account Eleven (the "Account"). It is my professional opinion that:

     1. The Account is a separate investment account of the Company and is validly existing pursuant to the laws of the State of Missouri.

     2. The Flexible Premium Adjustable Variable Life Insurance Policies, when issued in accordance with the prospectus contained in the amendment to the Registration Statement and in compliance with applicable local law, are and will be legal and binding obligations of the Company in accordance with their terms; and

     3. Assets attributable to reserves and other contract liabilities and held in the Account will not be chargeable with liabilities arising out of any other business the Company may conduct.

         In forming this opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary and appropriate.

         I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Statement of Additional Information contained in the amendment to the Registration Statement.

                                             Very truly yours,

                                             /s/ Marie C. Swift
                                             -----------------------------------
                                             Marie C. Swift
                                             Associate General Counsel
                                             Metropolitan Life Insurance Company